EXHIBIT 99.1
Purchase, New York        Telephone: 914-253-2000        www.pepsico.com
PepsiCo Reports First Quarter 2015 Results

•	Organic/core[1] results

◦	Organic revenue grew 4.4 percent

◦	Core gross margin expanded 150 basis points

◦	Core EPS increased 1 percent to $0.83

◦	Core constant currency EPS increased 12 percent

•	Reported (GAAP) results

◦	Net revenue declined 3 percent reflecting the impact of adverse foreign exchange translation

◦	Gross margin expanded 100 basis points

◦	EPS increased 3 percent to $0.81

•	2015 outlook

◦	Reaffirms 7 percent core constant currency EPS growth target for 2015

◦	Foreign exchange translation now expected to adversely impact core EPS by 11 percentage points

◦	On track to deliver approximately $1 billion productivity savings and $8.5 to $9 billion cash return to shareholders

PURCHASE, N.Y. - April 23, 2015 - PepsiCo, Inc. (NYSE: PEP) today reported organic revenue growth of 4.4 percent and core earnings per share of $0.83 for the first quarter.

“We are pleased with our performance for the first quarter of 2015. Our focus on innovation, brand-building, and marketplace execution, funded in part by our productivity initiatives, continues to drive strong, fundamental business performance,” said PepsiCo Chairman and CEO Indra Nooyi. “In the quarter, we generated 4.4 percent organic revenue growth and we once again expanded both gross and operating margins.

“However, foreign exchange translation and transaction headwinds persist. We have and will continue to take actions to manage through the current volatile macroeconomic environment by taking responsible pricing actions, tightly controlling costs, and optimizing our global sourcing to minimize and mitigate the impacts of the current foreign exchange challenges.
1 Please refer to the Glossary for the definitions of Non-GAAP financial measures including core, constant currency, organic and free cash flow.

“At the same time, we will not let cyclical macroeconomic issues divert us from our focus to drive sustainable shareholder value creation. We intend to continue to invest across our markets and brands to generate organic revenue growth, drive greater efficiency and productivity, deliver attractive free cash flow growth and cash return to shareholders, and enhance our returns on invested capital.”

Summary First Quarter 2015 Performance (Percent Growth)

	ORGANIC/CORE			REPORTED (GAAP)
	Organic Volume[a]	Organic Revenue[a]	Core Constant Currency Operating Profit[b]	Net Revenue	Operating Profit[c]
FLNA	3	4	7	3	7
QFNA	2	2	(38)[e]	1	(38)
LAF	—	18	22	(4)	(12)
PAB	(1)	2	4	—	9
Europe	(1)/(5)[d]	2	(2)[f]	(25)	(34)
AMEA	9/1[d]	5	26[g]	2.5	25
Total Divisions	2/(1)[d]	4	5
Total PepsiCo	2/(1)[d]	4	8	(3)	(1)

a Organic results are non-GAAP financial measures that adjust for impacts of acquisitions, divestitures and other structural changes and foreign exchange translation, as applicable. For more information about our organic results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for the definition of “Organic.”
b Core constant currency results are non-GAAP financial measures that exclude certain items affecting comparability and foreign exchange translation. For more information about our core constant currency results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for definitions of “Core” and “Constant Currency.”
c The reported operating profit performance was impacted by certain items excluded from our core results in both 2015 and 2014. See “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits for more information about these items. Please refer to the Glossary for the definition of “Core.”
d Snacks/Beverages.
e 2.5 percent increase excluding an impairment charge associated with our dairy joint venture in the current-year quarter.
f 23 percent increase excluding a gain on the sale of agricultural assets in the prior-year quarter.
g 6 percent increase excluding a gain related to the refranchising of a portion of our India bottling operations in the current-year quarter.

Summary of First Quarter Financial Performance:

•	Organic revenue grew 4.4 percent and reported net revenue declined 3 percent. Foreign exchange translation had an 8-percentage-point unfavorable impact on reported net revenue.

•
Developing and emerging market organic revenue grew 10 percent. On a reported basis, developing and emerging market net revenue declined 12 percent, reflecting unfavorable foreign exchange translation, in particular, related to the Russian ruble, Venezuelan bolivar, euro, and Mexican peso.

•
Core gross margin and core operating margin expanded 150 basis points and 20 basis points, respectively. Operating margin improvement reflects the implementation of effective revenue management strategies and productivity initiatives, partially offset by an impairment charge and increased advertising and marketing expense. Reported gross margin increased 100 basis points while reported operating margin increased 40 basis points.

•
Core constant currency operating profit increased 8 percent. Core results include the impacts of a $39 million pre-tax gain related to a refranchising and a $65 million pre-tax impairment charge in the current-year quarter, as well as the lapping of a $31 million pre-tax gain related to the sale of agricultural assets in the prior year. Excluding these items, core constant currency operating profit increased 11 percent. Reported operating profit was down 1 percent and also reflects unfavorable foreign exchange translation, restructuring charges, and the mark-to-market net impact on commodity hedges.

•
The company’s core effective tax rate was 23.0 percent, which compares to 23.7 percent in the prior-year quarter. The reported effective tax rate was 23.1 percent, below the prior-year quarter of 24.1 percent.

•	Core EPS was $0.83 and reported EPS was $0.81. Core EPS excludes a negative net impact of $0.02 per share from restructuring charges.

•
Cash flow provided by operating activities was $270 million, which compares to $181 million in the prior-year quarter. Free cash flow excluding certain items was $57 million, which compares to a $135 million use of cash in the prior-year quarter.

Discussion of Division Core Constant Currency Operating Profit Results:
Core constant currency operating profit results for all divisions were positively impacted by organic revenue increases as presented in the tables on pages 3 and A-6. In addition, results for each division were impacted by the following:

Frito-Lay North America (FLNA)
Positively impacted by productivity gains and lower commodity costs, partially offset by operating cost inflation and a double-digit increase in advertising and marketing expense.

Quaker Foods North America (QFNA)
Negatively impacted by an impairment charge associated with our dairy joint venture, a double-digit increase in advertising and marketing expense and operating cost inflation, partially offset by productivity gains. Core constant currency operating profit increased 2.5 percent excluding the impairment charge.

Latin America Foods (LAF)
Positively impacted by productivity gains, partially offset by operating cost and commodity cost inflation.

PepsiCo Americas Beverages (PAB)
Positively impacted by productivity gains and lower commodity costs, partially offset by higher operating cost inflation, a high-single-digit increase in advertising and marketing expense, and the lapping of a prior year adjustment recognized through our share of the results of a joint venture.

Europe
Negatively impacted by operating and commodity cost inflation and a gain on the sale of agricultural assets in the prior year, partially offset by productivity gains. Core constant currency operating profit increased 23 percent excluding the gain on the sale of agricultural assets in the prior year.

Asia, Middle East & Africa (AMEA)
Positively impacted by the gain related to the refranchising of a portion of our India bottling operations, productivity gains and lower commodity costs, partially offset by operating cost inflation. Core constant currency operating profit increased 6 percent excluding the gain.

2015 Guidance and Outlook
Consistent with its previous guidance for 2015, the company expects mid-single-digit organic revenue growth and 7 percent core constant currency EPS growth versus its fiscal 2014 core EPS of $4.63, in each case in-line with its long-term targets.

Based on the current foreign exchange market consensus, the company now expects foreign exchange translation to have an unfavorable impact of approximately 10 percentage points on full year net revenue growth and approximately 11 percentage points on full year core EPS performance in 2015, reflecting current expectations for continued strengthening of the U.S. dollar.

In addition, the company expects:

•	Low- to mid-single-digit commodity inflation, which includes the estimated impact of transaction-related foreign exchange;

•	Productivity savings of approximately $1 billion;

•	Higher interest expense driven by increased debt balances;

•	A core effective tax rate of approximately 25 percent;

•	Over $10 billion in cash flow from operating activities and more than $7 billion in free cash flow (excluding certain items);

•	Net capital spending to be approximately $3 billion, within the company’s long-term capital spending target of less than or equal to 5 percent of net revenue; and

•	To return a total of $8.5 to $9 billion to shareholders through dividends of approximately $4 billion and share repurchases of $4.5 to $5 billion.

Conference Call:
At 8 a.m. (Eastern Time) today, the company will host a conference call with investors and financial analysts to discuss first quarter 2015 results and the outlook for 2015. Further details will be accessible on the company’s website at www.pepsico.com/investors.

Contacts:	Investor	Media
	Jamie Caulfield	Jennifer Friedman
	Senior Vice President, Investor Relations	Director, Communications
	914-253-3035	914-253-2966
	jamie.caulfield@pepsico.com	jennifer.friedman@pepsico.com

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, unaudited)

	12 Weeks Ended
	3/21/2015	3/22/2014	Change
Net Revenue	$12,217	$12,623	(3)%
Cost of sales	5,442	5,747	(5)%
Gross profit	6,775	6,876	(1.5)%
Selling, general and administrative expenses	4,962	5,048	(2)%
Amortization of intangible assets	16	21	(23)%
Operating Profit	1,797	1,807	(1)%
Interest expense	(211)	(201)	5%
Interest income and other	15	10	51%
Income before income taxes	1,601	1,616	(1)%
Provision for income taxes	370	389	(5)%
Net income	1,231	1,227	—%
Less: Net income attributable to noncontrolling interests	10	11	(6)%
Net Income Attributable to PepsiCo	$1,221	$1,216	—%

Diluted
Net Income Attributable to PepsiCo per Common Share	$0.81	$0.79	3%
Weighted-average common shares outstanding	1,503	1,540

Cash dividends declared per common share	$0.655	$0.5675

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions, unaudited)

	12 Weeks Ended
	3/21/2015	3/22/2014	Change
Net Revenue
Frito-Lay North America	$3,319	$3,219	3%
Quaker Foods North America	639	634	1%
Latin America Foods	1,279	1,338	(4)%
PepsiCo Americas Beverages	4,433	4,426	—%
PepsiCo Europe	1,477	1,961	(25)%
PepsiCo Asia, Middle East & Africa	1,070	1,045	2.5%
Total Net Revenue	$12,217	$12,623	(3)%

Operating Profit
Frito-Lay North America	$920	$862	7%
Quaker Foods North America	99	160	(38)%
Latin America Foods	204	232	(12)%
PepsiCo Americas Beverages	468	429	9%
PepsiCo Europe	100	152	(34)%
PepsiCo Asia, Middle East & Africa	242	194	25%
Division Operating Profit	2,033	2,029	—%
Corporate Unallocated
Commodity Mark-to-Market Net Impact	(1)	34
Restructuring and Impairment Charges	(6)	3
Other	(229)	(259)
	(236)	(222)	7%
Total Operating Profit	$1,797	$1,807	(1)%

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Statement of Cash Flows (in millions, unaudited)

	12 Weeks Ended
	3/21/2015	3/22/2014
Operating Activities
Net income	$1,231	$1,227
Depreciation and amortization	496	532
Stock-based compensation expense	76	72
Restructuring and impairment charges	36	98
Cash payments for restructuring charges	(47)	(25)
Excess tax benefits from share-based payment arrangements	(38)	(47)
Pension and retiree medical plan expenses	104	119
Pension and retiree medical plan contributions	(83)	(84)
Deferred income taxes and other tax charges and credits	(19)	62
Change in assets and liabilities:
Accounts and notes receivable	(435)	(358)
Inventories	(414)	(406)
Prepaid expenses and other current assets	(262)	(234)
Accounts payable and other current liabilities	(689)	(813)
Income taxes payable	294	175
Other, net	20	(137)
Net Cash Provided by Operating Activities	270	181

Investing Activities
Capital spending	(270)	(355)
Sales of property, plant and equipment	11	7
Acquisitions and investments in noncontrolled affiliates	(9)	(24)
Divestitures	68	85
Short-term investments, net	520	59
Other investing, net	—	5
Net Cash Provided by/(Used for) Investing Activities	320	(223)

Financing Activities
Proceeds from issuances of long-term debt	—	1,990
Payments of long-term debt	(2,052)	(1,652)
Short-term borrowings, net	3,737	2,125
Cash dividends paid	(978)	(888)
Share repurchases - common	(1,124)	(1,249)
Share repurchases - preferred	(1)	(2)
Proceeds from exercises of stock options	171	171
Excess tax benefits from share-based payment arrangements	38	47
Other financing	(1)	—
Net Cash (Used for)/Provided by Financing Activities	(210)	542

Effect of exchange rate changes on cash and cash equivalents	(104)	(36)
Net Increase in Cash and Cash Equivalents	276	464
Cash and Cash Equivalents, Beginning of Year	6,134	9,375
Cash and Cash Equivalents, End of Period	$6,410	$9,839

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Balance Sheet (in millions except per share amounts)

	3/21/2015	12/27/2014
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$6,410	$6,134
Short-term investments	2,085	2,592
Accounts and notes receivable, net	6,963	6,651
Inventories
Raw materials	1,567	1,593
Work-in-process	274	173
Finished goods	1,621	1,377
	3,462	3,143
Prepaid expenses and other current assets	2,002	2,143
Total Current Assets	20,922	20,663
Property, plant and equipment, net	16,678	17,244
Amortizable intangible assets, net	1,397	1,449
Goodwill	14,681	14,965
Other nonamortizable intangible assets	12,361	12,639
Nonamortizable Intangible Assets	27,042	27,604
Investments in noncontrolled affiliates	2,626	2,689
Other assets	960	860
Total Assets	$69,625	$70,509

Liabilities and Equity
Current Liabilities
Short-term obligations	$7,962	$5,076
Accounts payable and other current liabilities	12,165	13,016
Total Current Liabilities	20,127	18,092
Long-term debt obligations	22,403	23,821
Other liabilities	5,882	5,744
Deferred income taxes	5,224	5,304
Total Liabilities	53,636	52,961

Commitments and Contingencies

Preferred stock, no par value	41	41
Repurchased preferred stock	(182)	(181)
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares, issued, net of repurchased common stock at par value: 1,479 and 1,488 shares, respectively)	25	25
Capital in excess of par value	4,129	4,115
Retained earnings	49,335	49,092
Accumulated other comprehensive loss	(11,566)	(10,669)
Repurchased common stock, in excess of par value (387 and 378 shares, respectively)	(25,913)	(24,985)
Total PepsiCo Common Shareholders’ Equity	16,010	17,578
Noncontrolling interests	120	110
Total Equity	15,989	17,548
Total Liabilities and Equity	$69,625	$70,509

PepsiCo, Inc. and Subsidiaries
Supplemental Share and Stock-Based Compensation Data
(in millions except dollar amounts, unaudited)

	12 Weeks Ended
	3/21/2015	3/22/2014
Beginning Net Shares Outstanding	1,488	1,529
Options Exercised, Restricted Stock Units (RSUs), Performance Stock Units (PSUs) and PepsiCo Equity Performance Units (PEPunits) Converted	3	5
Shares Repurchased	(12)	(15)
Ending Net Shares Outstanding	1,479	1,519

Weighted Average Basic	1,484	1,524
Dilutive Securities:
Options	10	9
RSUs, PSUs, PEPunits and Other	8	6
ESOP Convertible Preferred Stock	1	1
Weighted Average Diluted	1,503	1,540

Average Share Price for the Period	$96.81	$81.09
Growth Versus Prior Year	19%	10%

Options Outstanding	37	49
Options in the Money	36	49
Dilutive Shares from Options	10	9
Dilutive Shares from Options as a % of Options in the Money	27%	19%

Average Exercise Price of Options in the Money	$64.53	$63.00

RSUs, PSUs, PEPunits and Other Outstanding	14	13
Dilutive Shares from RSUs, PSUs, PEPunits and Other	8	6

Average Intrinsic Value of RSUs and PSUs Outstanding (a)	$79.58	$74.14
Average Intrinsic Value of PEPunits Outstanding (a)	$63.31	$60.83
(a) Weighted-average intrinsic value at grant date.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
12 Weeks Ended March 21, 2015
(unaudited)

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective net pricing	Acquisitions and divestitures	Foreign exchange translation	12 Weeks Ended 3/21/2015	12 Weeks Ended 3/21/2015
Frito-Lay North America	3	1	—	(1)	3	4
Quaker Foods North America	2	—	—	(1)	1	2
Latin America Foods	—	18	—	(22)	(4)	18
PepsiCo Americas Beverages	(1)	3	—	(1.5)	—	2
PepsiCo Europe	(3)	6	—	(27)	(25)	2
PepsiCo Asia, Middle East & Africa	8	(3)	—	(2.5)	2.5	5
Total PepsiCo	1	4	—	(8)	(3)	4
(a) Organic percent change is a financial measure that is not in accordance with GAAP and is calculated by excluding the impact of acquisitions and divestitures and foreign exchange translation from reported growth.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Year over Year Growth Rates
12 Weeks Ended March 21, 2015
(unaudited)

	GAAP Measure			Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments		Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	12 Weeks Ended 3/21/2015	Commodity mark-to- market net impact	Restructuring and impairment charges (b)	12 Weeks Ended 3/21/2015	Foreign exchange translation	12 Weeks Ended 3/21/2015
Frito-Lay North America	7	—	(1)	6	1	7
Quaker Foods North America	(38)	—	—	(38)	1	(38)
Latin America Foods	(12)	—	2.5	(10)	31	22
PepsiCo Americas Beverages	9	—	(17)	(8)	11	4
PepsiCo Europe	(34)	—	8	(26)	24	(2)
PepsiCo Asia, Middle East & Africa	25	—	(1.5)	23	2	26
Division Operating Profit	—	—	(3)	(3)	8	5
Impact of Corporate Unallocated	(1)	2	—	1	1	2
Total Operating Profit	(1)	2	(3)	(2)	10	8
Net Income Attributable to PepsiCo	—			(2)	11	9
Net Income Attributable to PepsiCo per common share - diluted	3			1	11	12
(a) Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-14 through A-16 for a discussion of each of these adjustments.

(b) Restructuring and impairment charges include costs associated with the 2014 and 2012 Multi-Year Productivity Plans. See A-14 through A-16 for a discussion of these Plans.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
12 Weeks Ended March 21, 2015 and March 22, 2014
(in millions except per share amounts, unaudited)

	GAAP Measure			Non-GAAP Measure
	Reported	Non-Core Adjustments		Core (a)
	12 Weeks Ended 3/21/2015	Commodity mark-to- market net impact	Restructuring and impairment charges (b)	12 Weeks Ended 3/21/2015

Cost of sales	$5,442	$(18)	$—	$5,424
Gross profit	$6,775	$18	$—	$6,793
Selling, general and administrative expenses	$4,962	$17	$(36)	$4,943
Operating profit	$1,797	$1	$36	$1,834
Provision for income taxes	$370	$—	$7	$377
Net income attributable to PepsiCo	$1,221	$1	$29	$1,251
Net income attributable to PepsiCo per common share - diluted	$0.81	$—	$0.02	$0.83
Effective tax rate	23.1%			23.0%

	GAAP Measure			Non-GAAP Measure
	Reported	Non-Core Adjustments		Core (a)
	12 Weeks Ended 3/22/2014	Commodity mark-to- market net impact	Restructuring and impairment charges (b)	12 Weeks Ended 3/22/2014

Cost of sales	$5,747	$46	$—	$5,793
Gross profit	$6,876	$(46)	$—	$6,830
Selling, general and administrative expenses	$5,048	$(12)	$(98)	$4,938
Operating profit	$1,807	$(34)	$98	$1,871
Provision for income taxes	$389	$(13)	$22	$398
Net income attributable to PepsiCo	$1,216	$(21)	$76	$1,271
Net income attributable to PepsiCo per common share - diluted	$0.79	$(0.01)	$0.05	$0.83
Effective tax rate	24.1%			23.7%
(a) Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-14 through A-16 for a discussion of each of these adjustments.
(b) Restructuring and impairment charges include costs associated with the 2014 and 2012 Multi-Year Productivity Plans. See A-14 through A-16 for a discussion of these Plans.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
12 Weeks Ended March 21, 2015 and March 22, 2014
(in millions, unaudited)

	GAAP Measure	Non-Core Adjustments		Non-GAAP Measure
	Reported			Core (a)
Operating Profit	12 Weeks Ended 3/21/2015	Commodity mark-to-market net impact	Restructuring and impairment charges (b)	12 Weeks Ended 3/21/2015
Frito-Lay North America	$920	$—	$6	$926
Quaker Foods North America	99	—	1	100
Latin America Foods	204	—	2	206
PepsiCo Americas Beverages	468	—	7	475
PepsiCo Europe	100	—	12	112
PepsiCo Asia, Middle East & Africa	242	—	2	244
Division Operating Profit	2,033	—	30	2,063
Corporate Unallocated	(236)	1	6	(229)
Total Operating Profit	$1,797	$1	$36	$1,834

	GAAP Measure	Non-Core Adjustments		Non-GAAP Measure
	Reported			Core (a)
Operating Profit	12 Weeks Ended 3/22/2014	Commodity mark-to-market net impact	Restructuring and impairment charges (b)	12 Weeks Ended 3/22/2014
Frito-Lay North America	$862	$—	$13	$875
Quaker Foods North America	160	—	2	162
Latin America Foods	232	—	(4)	228
PepsiCo Americas Beverages	429	—	86	515
PepsiCo Europe	152	—	—	152
PepsiCo Asia, Middle East & Africa	194	—	4	198
Division Operating Profit	2,029	—	101	2,130
Corporate Unallocated	(222)	(34)	(3)	(259)
Total Operating Profit	$1,807	$(34)	$98	$1,871
(a) Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-14 through A-16 for a discussion of each of these adjustments.
(b) Restructuring and impairment charges include costs associated with the 2014 and 2012 Multi-Year Productivity Plans. See A-14 through A-16 for a discussion of these Plans.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)

Gross Margin Growth Reconciliation

	12 Weeks Ended
	3/21/2015
Reported Gross Margin Growth	98	bps
Commodity Mark-to-Market Net Impact	51
Core Gross Margin Growth	149	bps

Operating Margin Growth Reconciliation

	12 Weeks Ended
	3/21/2015
Reported Operating Margin Growth	39	bps
Commodity Mark-to-Market Net Impact	27
Restructuring and Impairment Charges	(48)
Core Operating Margin Growth	18	bps

Developing and Emerging Markets Net Revenue Growth Reconciliation

12 Weeks Ended
3/21/2015
Reported Developing and Emerging Markets Net Revenue Growth	(12)%
Impact of Acquisitions and Divestitures	—
Impact of Foreign Exchange Translation	22
Developing and Emerging Markets Organic Revenue Growth	10%

Operating Profit Growth Reconciliation

12 Weeks Ended
3/21/2015
Reported Operating Profit Growth	(1)%
Commodity Mark-to-Market Net Impact	2
Restructuring and Impairment Charges	(3)
Core Operating Profit Growth	(2)
Impact of Foreign Exchange Translation	10
Core Constant Currency Operating Profit Growth	8
Impairment Charge Associated with Our Dairy Joint Venture	3.5
Prior Year Gain on Sale of Agricultural Assets	2
India Beverage Refranchising Gain	(2)
Core Constant Currency Operating Profit Growth Excluding Impairment Charge Associated with Our Dairy Joint Venture, Prior Year Gain on Sale of Agricultural Assets and India Beverage Refranchising Gain	11%

Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)

Net Cash Provided by Operating Activities Reconciliation (in millions)

	12 Weeks Ended	12 Weeks Ended
	3/21/2015	3/22/2014
Net Cash Provided by Operating Activities	$270	$181
Capital Spending	(270)	(355)
Sales of Property, Plant and Equipment	11	7
Free Cash Flow	11	(167)
Payments Related to Restructuring Charges (after-tax)	46	29
Capital Investments Related to the Restructuring Plan	—	3
Free Cash Flow Excluding Above Items	$57	$(135)

Quaker Operating Profit Growth Reconciliation

12 Weeks Ended
3/21/2015
Reported Operating Profit Growth	(38)%
Restructuring and Impairment Charges	—
Core Operating Profit Growth	(38)
Impact of Foreign Exchange Translation	1
Core Constant Currency Operating Profit Growth	(38)
Impairment Charge Associated with Our Dairy Joint Venture	40
Core Constant Currency Operating Profit Growth Excluding Impairment Charge Associated with Our Dairy Joint Venture	2.5%

PepsiCo Europe Operating Profit Growth Reconciliation

12 Weeks Ended
3/21/2015
Reported Operating Profit Growth	(34)%
Restructuring and Impairment Charges	8
Core Operating Profit Growth	(26)
Impact of Foreign Exchange Translation	24
Core Constant Currency Operating Profit Growth	(2)
Prior Year Gain on Sale of Agricultural Assets	25
Core Constant Currency Operating Profit Growth Excluding Gain on Sale of Agricultural Assets	23%
PepsiCo AMEA Operating Profit Growth Reconciliation

12 Weeks Ended
3/21/2015
Reported Operating Profit Growth	25%
Restructuring and Impairment Charges	(1.5)
Core Operating Profit Growth	23
Impact of Foreign Exchange Translation	2
Core Constant Currency Operating Profit Growth	26
India Beverage Refranchising Gain	(20)
Core Constant Currency Operating Profit Growth Excluding India Beverage Refranchising Gain	6%
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)
Fiscal 2014 Diluted EPS Reconciliation

Year Ended
12/27/2014
Reported Diluted EPS	$4.27
Commodity Mark-to-Market Net Impact	0.03
Restructuring and Impairment Charges	0.21
Pension Lump Sum Settlement Charge	0.06
Venezuela Remeasurement Charge	0.07
Core Diluted EPS	$4.63
Net Cash Provided by Operating Activities Reconciliation (in billions)

	2015 Guidance
Net Cash Provided by Operating Activities	$	~	10
Net Capital Spending		~	(3)
Free Cash Flow		~	7
Certain Other Items (a)		~	—
Free Cash Flow, Excluding Certain Other Items	$	~	7

(a)	Certain other items include discretionary pension and retiree medical contributions and payments related to restructuring charges and the tax impact associated with these items, as applicable.
Note – Certain amounts above may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2015 guidance, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goals,” “guidance,” “intend,” “may,” “objectives,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in the legal and regulatory environment; imposition of new taxes, disagreements with tax authorities or additional tax liabilities; PepsiCo’s ability to compete effectively; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are made, manufactured, distributed or sold; unfavorable economic conditions in the countries in which PepsiCo operates; increased costs, disruption of supply or shortages of raw materials and other supplies; failure to realize anticipated benefits from PepsiCo’s productivity initiatives or global operating model; disruption of PepsiCo’s supply chain; product contamination or tampering or issues or concerns with respect to product quality, safety and integrity; damage to PepsiCo’s reputation or brand image; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; loss of any key customer or changes to the retail landscape; any downgrade or potential downgrade of PepsiCo’s credit ratings; the ability to protect information systems against or effectively respond to a cybersecurity incident or other disruption; PepsiCo’s ability to implement shared services or utilize information technology systems and networks effectively; fluctuations or other changes in exchange rates, including changes in currency exchange mechanisms or additional governmental actions in Venezuela; climate change, or legal, regulatory or market measures to address climate change; failure to successfully negotiate collective bargaining agreements or strikes or work stoppages; any infringement of or challenge to PepsiCo’s intellectual property rights; potential liabilities and costs from litigation or legal proceedings; and other factors that may adversely affect the price of PepsiCo’s common stock and financial performance.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Miscellaneous Disclosures
In discussing financial results and guidance, the company may refer to certain measures not in accordance with Generally Accepted Accounting Principles (GAAP). Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found in the attached exhibits, as well as on the company’s website at www.pepsico.com in the “Investors” section under “Events & Presentations.” Our non-GAAP measures exclude from reported results those items that management believes are not indicative of our ongoing performance and reflect how management evaluates our operating results and trends.
Glossary
Acquisitions and divestitures: All merger and acquisition activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. In 2015, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. In 2014, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges, a pension lump sum settlement charge and a charge related to the 2014 Venezuela remeasurement. See “Reconciliation of GAAP and Non-GAAP Information” for additional information.

Division operating profit: The aggregation of the operating profit for each of our reportable segments, which excludes the impact of corporate unallocated expenses.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Free cash flow: Net cash provided by operating activities less capital spending plus sales of property, plant and equipment. See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).
Free cash flow, excluding certain items: Free cash flow, excluding: (1) payments related to restructuring charges, (2) capital investments related to restructuring plan and (3) the tax impacts associated with each of these items, as applicable. This non-GAAP financial measure is our primary measure used to monitor cash flow performance. See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow). See “Reconciliation of GAAP and Non-GAAP Information” for additional information.

Mark-to-market gain or loss or net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.

Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.

Organic: A measure that adjusts for impacts of acquisitions, divestitures and other structural changes, and in the case of organic revenue, foreign exchange translation. In excluding the impact of foreign exchange translation, we assume constant foreign exchange rates used for translation based on the rates in effect for the comparable prior-year period. See the definition of “Constant currency” for additional information.
Reconciliation of GAAP and Non-GAAP Information (unaudited)
Division operating profit, core results, core constant currency results and organic results are non-GAAP financial measures as they exclude certain items noted below. These measures are not in accordance with GAAP. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and reflect how management evaluates our operational results and trends. These measures are not, and should not be viewed as, substitutes for GAAP reporting measures.
Commodity mark-to-market net impact
In the 12 weeks ended March 21, 2015, we recognized $1 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the 12 weeks ended March 22, 2014, we recognized $34 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the year ended December 27, 2014, we recognized mark-to-market net losses of $68 million on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. These commodity derivatives include agricultural products, energy and metals. Commodity derivatives that do not qualify for hedge accounting treatment are marked to market each period with the resulting gains and losses recorded in corporate unallocated expenses as either cost of sales or selling, general and administrative expenses, depending on the underlying commodity. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
2014 Multi-Year Productivity Plan
In the 12 weeks ended March 21, 2015, we incurred restructuring charges of $30 million in conjunction with the multi-year productivity plan we publicly announced on February 13, 2014 (2014 Productivity Plan). In the 12 weeks ended March 22, 2014, we recognized $96 million in conjunction with our 2014 Productivity Plan. In the year ended December 27, 2014, we incurred restructuring charges of $357 million in conjunction with our 2014 Productivity Plan. The 2014 Productivity Plan includes the next generation of productivity initiatives that we believe will strengthen our food, snack and beverage businesses by: accelerating our investment in manufacturing automation; further optimizing our global manufacturing footprint, including closing certain manufacturing facilities; re-engineering our go-to-market systems in developed markets; expanding shared services; and implementing simplified organization structures to drive efficiency.
2012 Multi-Year Productivity Plan
In the 12 weeks ended March 21, 2015, we incurred restructuring charges of $6 million in conjunction with the multi-year productivity plan we publicly announced on February 9, 2012 (2012 Productivity Plan). In the 12 weeks ended March 22,

2014, we recognized $2 million in conjunction with our 2012 Productivity Plan. In the year ended December 27, 2014, we incurred restructuring charges of $61 million in conjunction with our 2012 Productivity Plan. The 2012 Productivity Plan includes actions in every aspect of our business that we believe will strengthen our complementary food, snack and beverage businesses by: leveraging new technologies and processes across PepsiCo’s operations, go-to-market and information systems; heightening the focus on best practice sharing across the globe; consolidating manufacturing, warehouse and sales facilities; and implementing simplified organization structures, with wider spans of control and fewer layers of management.
Pension lump sum settlement charge
In the year ended December 27, 2014, we recorded a pension lump sum settlement charge of $141 million related to payments for pension liabilities to certain former employees who had vested benefits.
Venezuela remeasurement charge
In the year ended December 27, 2014, we recorded a $105 million net charge related to our remeasurement of the bolivar for certain net monetary assets of our Venezuela businesses. $126 million of this charge was recorded in corporate unallocated expenses, with the balance (equity income of $21 million) recorded in our PAB segment.
At the end of each period, we remeasure the net monetary assets of our Venezuela entities from the bolivar to the U.S. dollar at the rate we believe is legally available to us. Significant uncertainty exists regarding the exchange mechanisms in Venezuela. As of March 21, 2015, there was a three-tiered exchange rate mechanism in Venezuela for exchanging bolivars into U.S. dollars: (1) the fixed exchange rate of 6.3 bolivars per U.S. dollar; (2) the auction-based SICAD exchange rate, resulting from the unification of SICAD I and II in February 2015; and (3) a new open market foreign exchange system (SIMADI) that was established in February 2015.
We continue to monitor developments closely and may determine in the future that rates other than the SICAD exchange rate or the fixed exchange rate, as applicable, are appropriate for remeasurement of the net monetary assets of our Venezuelan entities, which approximated $505 million at March 21, 2015. If, at the end of the first quarter of 2015, we had used the SICAD exchange rate, which was 12 bolivars per U.S. dollar as of that date, to remeasure the net monetary assets that are currently recorded at the fixed exchange rate, we would have incurred a net charge of approximately $160 million. If, at the end of the first quarter of 2015, we had remeasured all net monetary assets of our Venezuela businesses at the SIMADI exchange rate, which was approximately 177 bolivars per U.S. dollar as of that date, we would have incurred a net charge of approximately $480 million. In addition, if we were to conclude that the SIMADI exchange rate is the appropriate rate for remeasurement of our Venezuelan entities, our results of operations in Venezuela for the remainder of 2015 would expect to generate 0% of our net revenue and 0% of our operating profit and it would also lead to an impairment of our non-monetary assets, which were approximately $635 million at March 21, 2015. Any further devaluation of the bolivar, change in the currency exchange mechanisms, additional governmental actions or fluctuation of the auction-based SICAD exchange rate could adversely affect our financial position, including a potential impairment of non-monetary assets, results of operations, both for any period in which we determine to remeasure using another rate and on a going forward basis following any such remeasurement, and our ability to make effective business decisions with respect to our Venezuela operations.
Free cash flow, excluding certain items
Free cash flow (excluding the items noted in the Net Cash Provided by Operating Activities Reconciliation table) is the primary measure management uses to monitor cash flow performance. This is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. Additionally, we consider certain other items (included in the Net Cash Provided by Operating Activities Reconciliation table) in evaluating free cash flow that we believe investors should consider in evaluating our free cash flow results.
2015 guidance and long-term targets
Our 2015 core tax rate guidance, our 2015 core constant currency EPS growth guidance and our long-term core constant currency EPS growth target exclude the commodity mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. Our 2015 organic revenue growth guidance and our long-term organic revenue growth target exclude the impact of acquisitions, divestitures and other structural changes. In addition, our 2015 organic revenue growth guidance, our 2015 core constant currency EPS growth guidance, our long-term organic revenue growth target and our long-term core constant currency EPS growth target exclude the impact of foreign exchange. We are not able to reconcile our full year projected 2015 core tax rate to our full year projected 2015 reported tax rate, our full year projected 2015 core constant currency EPS growth to our full year projected 2015 reported EPS growth or our long-term projected core constant currency EPS growth to our long-term projected reported EPS growth because we are unable to predict the 2015 and long-term impacts of foreign exchange or the mark-

to-market net impact on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. We are also unable to reconcile our full year projected 2015 organic revenue growth to our full year projected 2015 reported net revenue growth or our long-term projected organic revenue growth to our long-term projected reported net revenue growth because we are unable to predict the 2015 and long-term impacts of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide a reconciliation of these measures.

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